SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 2, 2004

(Date of earliest event reported)

Certified Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-31527	88-0444079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (954) 677-0202

Items 2 and 5.	Acquisition or Disposition of Assets.

As reported within the Registrant's Form 10-Q filed on August 12, 2004, on August 2, 2004, the Registrant executed and consummated a Stock Purchase Agreement with the sole shareholders (the "Sellers") of Kenneth I. Tobey, Inc. a Washington state managing general agent ("KIT") to acquire of all of KIT's issued and outstanding capital stock. The purchase price of the acquisition consisted of two million dollars ($2,000,000) and two hundred thousand (200,000) newly-issued shares of the Registrant's restricted common stock. Payment of $300,000 was delivered to the Sellers at the closing. The Registrant shall make installment payments of $233,333.33 on November 2, 2004, $233,333.33 on February 2, 2005 and $233,333.34 on May 2, 2005. Additionally, the Registrant executed a non-negotiable promissory note for the principal sum of one million dollars ($1,000,000) with interest at the rate of four percent (4%) per annum, payable to the Sellers over ten (10) years. The acquisition was further comprised of certain non-cash consideration and the exclusion of certain of KIT's assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2004
CERTIFIED SERVICES, INC.
By: /s/ Danny L. Pixler Name: Danny L. Pixler Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1 Stock Purchase Agreement between Certified Services, Inc. and Kenneth I. Tobey, Inc.